UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020 (April 27, 2020)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2020 (the “Effective Date”), the board of directors of Vista Outdoor Inc. (the “Company”) appointed Sudhanshu Priyadarshi to the position of Senior Vice President and Chief Financial Officer.
Prior to joining the Company, Mr. Priyadarshi, age 43, served as the Chief Financial Officer of Flexport, Inc., a digital freight forwarder and logistics platform, from 2018 to 2019. He served as Vice President of Finance for Walmart, Inc.’s eCommerce business from 2017 to 2018 and Vice President, Finance and Strategy within Walmart’s U.S. finance leadership team from 2016 to 2017. From 2013 to 2016, Mr. Sudhanshu served as Global Head of Strategy and Corporate Development and then Global Chief Operating Officer for Cipla Ltd., a global pharmaceutical products company headquartered in India. From 1999 to 2013, Mr. Priyadarshi worked for PepsiCo, Inc. in a variety of finance, planning and strategy-related roles.
In connection with Mr. Priyadarshi’s appointment to the position of Senior Vice President and Chief Financial Officer, the Company entered into an offer letter agreement with Mr. Priyadarshi (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Priyadarshi will receive an annual base salary of $515,000 and will be eligible to participate in the Company’s Executive Officer Incentive Plan, with a target annual bonus payment of 75% of his base salary. Mr. Priyadarshi will also be eligible to participate in the Company’s long-term equity incentive plan, with a target annual long-term incentive award equal to 150% of his base salary. Pursuant to the terms of the Offer Letter, Mr. Priyadarshi will be granted his fiscal year 2021 long-term incentive award on the Effective Date, which will be comprised of a restricted stock unit award with a grant date fair value of $320,000 and a performance share award with a grant date fair value of $480,000. Mr. Priyadarshi will also be eligible to participate in the benefits programs generally available to the Company’s executive officers.
Mr. Priyadarshi will participate in the Company’s Executive Severance Plan, which provides for, among other things, a cash payment equal to 12 months of his base salary in the event of the termination of his employment without cause by the Company. He will also be eligible to participate in the Company’s Income Security Plan and Executive Severance Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing the appointment of Mr. Priyadarshi as Senior Vice President and Chief Financial Officer of the Company is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.
In connection with Mr. Priyadarshi’s appointment, Miguel “Mick” Lopez will be stepping down as Senior Vice President and Chief Financial Officer of the Company as of the Effective Date and will be leaving the Company following a transition period. Mr. Lopez will receive cash severance equal to 12 months of his current base salary, or $515,000, payable in 26 bi-weekly payments, and the other severance benefits to which he would be entitled in the event of a termination without cause under the Company’s Executive Severance Plan, Amended and Restated 2014 Stock Incentive Plan, and forms of restricted stock unit, non-qualified stock option, and performance growth award agreements, each described in more detail under “Potential Payments Upon Termination or Change in Control” in the Company’s Fiscal Year 2019 Proxy Statement, filed with the Securities and Exchange Commission on June 21, 2019. In consideration for Mr. Lopez’s agreement to assist with the transition of his duties to Mr. Priyadarshi and with the completion of the audit of the Company’s annual financial statements for Fiscal Year 2020, Mr. Lopez will also receive accelerated vesting of 9,495 shares of the Company’s common stock under a restricted stock unit award granted to Mr. Lopez on March 12, 2019.
Item 8.01. Other Events

On April 27, 2020, the Company issued a press release announcing the changes to management described in Item 5.02 of this Current Report on Form 8-K and providing an update on the impact of the COVID-19 pandemic to its operations. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Sudhanshu Priyadarshi
99.1	Vista Outdoor Inc. press release, dated April 27, 2020
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	Vice President, General Counsel & Corporate Secretary

Date:	April 27, 2020

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